UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 796-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 21, 2012, Biodel Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a group of institutional investors, including both existing and new investors (the “Investors”) for the private placement (the “Private Placement”) of approximately 7.9 million shares of the Company’s capital stock and warrants (the “Warrants”) to purchase approximately 2.7 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). A portion of the shares to be issued will be shares of Common Stock and a portion will be shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). For each share being purchased, the Investors will receive a Warrant to purchase 0.35 of a share of Common Stock.

For each unit consisting of a share and Warrant, the Investors have agreed to pay a negotiated price of $2.355, resulting in gross proceeds to the Company, before deducting placement agents’ fees and estimated offering expenses of approximately $18.5 million. The Private Placement is expected to close on or about June 27, 2012, subject to customary closing conditions.

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), to be filed with the Secretary of State of the State of Delaware prior to the closing of the Private Placement. Each share of Series B Preferred Stock is convertible into one share of Common Stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution or winding up, holders of the Series B Preferred Stock will receive a payment equal to $0.01 per share of Series B Preferred Stock before any proceeds are distributed to the holders of Common Stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, holders of Series B Preferred Stock and holders of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share, will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of our capital stock hereafter created that participates with the Common Stock in such distributions. Shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock or the Certificate of Designation. The Series B Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors.

The per share exercise price of the Warrants is $2.66. The Warrants will be exercisable beginning on the original date of issuance and will expire on the date that is five years after the original date of issuance. The Investors will be prohibited from exercising a Warrant if, as a result of such exercise an Investor, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding.

Pursuant to the Securities Purchase Agreement, the Company agreed to file a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the shares of Common Stock issued and sold in the Private Placement, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued and sold in the Private Placement (the “Conversion Shares”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Common Shares and Conversion Shares, the “Registrable Securities”).

The Company also agreed to use its best efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement, or within 120 days if the Commission determines to review the Registration Statement. In the event the Registration Statement (a) has not been filed within 30 days after the closing of the Private Placement, (b) is not declared effective within 90 days after the closing of the Private Placement, if the Commission determines not to review the Registration Statement, (c) is not declared effective within 120 days after the closing of the Private Placement, if the Commission determines to review the Registration Statement or (d) after such Registration Statement is declared effective by the Commission, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, with certain specified exceptions (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1% of the purchase price paid by each such Investor in the Private Placement (the “Registration Penalty”) per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to each Investor in respect of the Securities is limited to 8.0% of the aggregate purchase price paid by each such Investor in the Private Placement. In no event will the Company be liable to any Investor for more than one Registration Penalty with respect to the same Registrable Securities during any 30-day period, even if more than one event giving rise to a Registration Penalty occurs during such 30-day period.

In addition, the Company agreed to use its commercially reasonable efforts to keep the registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep the Registration Statement free of any material misstatements or omissions, until the earlier of (a) the second anniversary of the closing of the Private Placement or (b) the date on which all Registrable Securities held by Investors may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions.

Copies of each of the form of Certificate of Designation, the form of Warrant and the form of Securities Purchase Agreement are attached as Exhibit 4.8, Exhibit 4.9, and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation, Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities

The Company expects the Private Placement to result in gross proceeds to the Company of approximately $18.5 million, before deducting placement agents’ fees and estimated offering expenses payable by the Company.

The Common Stock, Series B Preferred Stock and Warrants were offered and are to be sold in the Private Placement to selected institutional investors and other accredited investors without registration under the Securities Act or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Common Stock, Series B Preferred Stock and Warrants and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

The Company issued a press release on June 22, 2012 announcing the pricing of the Private Placement. This press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.

Date: June 22, 2012	By:	/s/ Paul S. Bavier

Paul S. Bavier
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.8	Form of Certificate of Designation of Series B Convertible Preferred Stock

4.9	Form of Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release entitled “Biodel Announces $18.5 Million Private Placement” issued by the Company on June 22, 2012